Exhibit 10.105

FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT

AND ASSIGNMENT OF NET PROFITS INTEREST

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND ASSIGNMENT OF NET PROFITS INTEREST (the “Amendment”) is made and entered into this 30th day of January, 2002, by HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership (“HDLP”) and HUNTLEY MEADOWS RESIDENTIAL VENTURE, an Illinois partnership (“HMRV”; HDLP and HMRV are herein referred to collectively as “Owner”), and BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (“Beal”).

WITNESSETH:

A.                                   Owner and Beal have entered into that certain Amended and Restated Agreement and Assignment of Net Profits Interest (the “Agreement”), dated October 27, 1999, relating to the assignment by Owner to Beal of an interest in the Net Profits, as therein defined, arising from or relating to, among other property, the real property described on Exhibit “A” attached hereto.

B.                                     In connection with the renewal, extension and increase of the New Beal Loan, as such term is defined in the Agreement, Owner and Beal have agreed to amend the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged and confessed by each of the parties hereto, Owner and Beal hereby amend the Agreement as follows:

1.                                       Concurrently with the execution hereof, HDLP is executing and delivering to Beal an Amended, Restated and Increased Promissory Note (the “Amended Beal Note”), in the principal amount of $11,712, 177.00, which will evidence the New Beal Loan from and after the date hereof. There remains to be funded as part of the New Beal Loan the sum of $2,500,000.00 (the “Unfunded Loan Proceeds”), which Unfunded Loan Proceeds will be advanced by Beal to HDLP upon satisfaction by HDLP of the conditions set forth in that certain letter agreement, of even date herewith, by and between HDLP and Beal relating to the New Beal Loan. The New Beal Loan, as now evidenced by the Amended, Restated and Increased Promissory Note referenced above, will continue to not be considered a Loan, as such term is defined in the Agreement.

2.                                       Pursuant to the Agreement, on October 31, 2001, Owner was obligated to pay to Beal, and Beal was entitled to receive, subject to the limitations set forth in Section

23 of the Agreement, an amount equal to the product of the Net Profits Interest, as defined in the Agreement, of Beal, multiplied by the Net Profits in Appraised Value, as defined in the Agreement; however, Owner has requested that Beal agree to defer the payment of such amount to Beal. Accordingly, clause (a) of Section 6 of the Agreement is modified to be and read as follows: “October 31, 2003; provided, however, if the term of the New Beal Loan is extended to mature on October 31, 2004, the foregoing date shall also be considered extended to October 31, 2004, when Owner shall pay to Beal the Net Profits in Appraised Value determined as of such time multiplied by the Net Profits Interest of Beal,”. In addition, the Agreement is further modified to provide that notwithstanding anything contained in the Agreement to the contrary, other than the limitations set forth in Section 23 thereof, once all Loans have been paid in full and Owner has received an amount equal to the balance, as of the date in question, of the Approved Contributions plus interest accrued thereon at the Interest Rate and as otherwise provided in the Agreement, Net Profits shall be paid and distributed as follows: (i) first the amount equal to the balance of the Beal Account, as hereinafter defined, shall be paid to Beal in full, then (ii) Owner shall be entitled to receive and retain the next $11,142,857.14 (plus interest thereon at the Interest Rate from and after November 1, 2001 until such sum is paid to Owner) and then (iii) any remaining Net Profits will be paid thirty-five percent (35%) to Beal and sixty-five percent (65%) to Owner. Amounts paid to Beal for application to the Beal Account will be applied first to the accrued and unpaid interest thereon and then to the $6,000,000.00 initial balance thereof, as such initial balance is reduced from time to time by the application of payments on the Beal Account received by Beal as provided herein.  The Beal Account shall mean the amount of $6,000,000.00, together with interest accrued and unpaid thereon from and after November 1, 2001, until the $6,000,000 initial balance is paid to Beal, calculated at the Interest Rate, as such term is defined in the Agreement, as amended hereby, or the Default Rate, as hereinafter defined, whichever is applicable.

3.                                       Owner and Beal agree that as of the date hereof, the amount of Approved Contributions, as such term is defined in the Agreement, made by Owner and which have not been previously recovered by Owner together with interest accrued thereon through December 31, 2001 as provided in the Agreement equals $7,005,001.40.

4.                                       Owner and Beal agree that if, at any time a principal payment on the New Beal Loan is due, the unpaid principal balance of the New Beal Loan at such time and before such principal payment is made, is in excess of the amount of Approved Contributions at such time, Owner will be obligated to pay to Beal on demand, as a principal payment on the New Beal Loan, utilizing the Owner’s own funds and not any proceeds from the Sale of any of the Property or any proceeds of the New Beal Loan or any other source related to the Property, the amount of such difference and, the amount so paid by Owner will not be considered an Approved Contribution. If Owner fails to make any such principal payment due on the New Beal Loan as provided above, without limitation of Beal’s other rights and remedies and without limitation of Owner’s obligations, the Beal Account shall thereafter until Owner so makes such payment accrue interest at a per annum rate (the “Default Rate”) equal to the lesser of (i) eighteen percent (18%) or (ii) the Highest Lawful Rate, as such term is defined in the Amended Beal Note.

5.                                       Section 13 of the Agreement is hereby amended to provide that (i) if Owner makes a Call, as such term is defined in the Agreement, as amended hereby, the price Owner offers pursuant to such Call must be an amount sufficient, if Beal elects to sell its interest pursuant to such Call, to result in Beal receiving payment in full of all Loans held by Beal plus the balance of the Beal Account as of the day the sale and purchase transaction effected pursuant to such Call is closed, (ii) the earnest money deposit to be made by the purchasing party as described in such Section 13 is hereby increased from $25,000.00 to $500,000.00 and (iii) the six (6) month period during which the purchasing party may effect the closing of the buy-sell transaction effected pursuant to a Call, as defined in the Agreement, is hereby reduced to forty-five (45) days.

6.                                       Section 18 of the Agreement is modified to provide that the address of Beal to which notices are to be sent pursuant to the Agreement is hereby changed to 6000 Legacy Drive, 4 East, Plano, Texas 75024, Attention: William T. Saurenmann.

7.                                       Except as amended hereby, the Agreement shall be and continue in full force and effect. Each Owner hereby agrees to pay and perform in full and timely manner all of its obligations under the Agreement, as amended hereby.

EXECUTED as of the day and year first above written.

OWNER:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP
By:	Huntley Development Company,
Managing General Partner

By:
Name: Gary Skoien
Title : Vice President

HUNTLEY MEADOWS RESIDENTIAL VENTURE
By:	Prime/Huntley Meadows Residential, Inc.,
Managing Partner

By:
Name: Gary Skoien
Title : Vice President

BEAL:

BEAL BANK, S.S.B.

By:
Name: William T. Saurenmann
Title: Senior Vice President

CONFIRMATION BY GUARANTORS

The undersigned, each of which has guaranteed the payment and performance of the obligations of the Owner under the Agreement, hereby consent to and approve the entering into of this Amendment and agree that their respective guaranties relating to the Agreement apply to the Agreement, as amended hereby, and all of the obligations of the Owner under the Agreement, as amended hereby. Each of the undersigned confirms, affirms and ratifies its unconditional, joint and several guaranty of the obligations of each Owner under the Agreement, as amended hereby.

GUARANTORS:

Michael W. Reschke

PRIME GROUP LIMITED PARTNERSHIP

By:
	Name:	Michael W. Reschke
	Title:	Managing General Partner

PRIME GROUP II, L.P.
By: PGLP Inc., Managing General Partner

By:
Name: Gary Skoien
Title: Vice President

PRIME GROUP III, L.P.
By: PGLP Inc., Managing General Partner

By:
Name: Gary Skoien
Title : Vice President